Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Professionally Managed Portfolios, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Professionally Managed Portfolios for the period ended October 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Professionally Managed Portfolios for the stated period.

/s/Elaine E. Richards Elaine E. Richards President/Principal Executive Officer, Professionally Managed Portfolios	/s/Aaron J. Perkovich Aaron J. Perkovich Treasurer/Principal Financial Officer, Professionally Managed Portfolios
Dated: January 4, 2017	Dated: January 4, 2017

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Professionally Managed Portfolios for purposes of Section 18 of the Securities Exchange Act of 1934.